Exhibit 2.1



                                                                  EXECUTION COPY











                            ASSET PURCHASE AGREEMENT


                                      AMONG


                            nSTOR TECHNOLOGIES, INC.,


                               nSTOR TAIWAN, INC.


                             ONEOFUS COMPANY LIMITED

                                       AND

              THE SHAREHOLDERS LISTED ON THE SIGNATURE PAGE HEREOF




                                November 30, 1999

                                TABLE OF CONTENTS



1 Definitions...........................................................    1
2 Purchase and Sale Transaction ........................................    5
(a)  Assets to be Purchased ............................................    5
(b)  Liabilities .......................................................    5
(c)  Non-Transferable and Non-Assignable Assets ........................    5
(d)  Deposit ...........................................................    7
(e)  Consideration at Closing 7
(f)  The Closing .......................................................    7
(g)  Allocation of Purchase Price ......................................    7
(h)  Post Closing Adjustment ...........................................    8

3 Representations and Warranties Concerning the Transaction ............    8
(a)  Representations and Warranties of the Shareholders and the Company     8
(i)  Authorization of Transaction ......................................    8
(ii) Noncontravention ..................................................    8
(iii)Brokers' Fees .....................................................    9
(iv) Company Stock .....................................................    9
(v)  Disclosure ........................................................    9
(b)  Representations and Warranties of NTI and Newco ...................    9
(i)  Organization ......................................................    9
(ii) Authorization of Transaction ......................................    9
(iii)Noncontravention ..................................................    9
(iv) Brokers' Fees .....................................................   10

4 Representations and Warranties Concerning the Company ................   10
(a)  Organization, Qualification, and Corporate Power ..................   10
(b)  Capitalization ....................................................   10
(c)  Noncontravention ..................................................   11
(d)  Brokers' Fees .....................................................   11
(e)  Subsidiaries ......................................................   11
(f)  Financial Statements ..............................................   11
(g)  Events Subsequent to Most Recent Fiscal Year End ..................   11
(h)  Legal Compliance; Immigration .....................................   14
(i)  Tax Matters .......................................................   14
(j)  Real Property .....................................................   15
(k)  Intellectual Property .............................................   16
(l)  Title to and Condition of Personal Property .......................   18
(m)  Contracts .........................................................   19
(n)  Powers of Attorney ................................................   19
(o)  Insurance .........................................................   19

(p)  Litigation ........................................................   19
(q)  Governmental Authorizations .......................................   20
(r)  Commitments and Warranties ........................................   20
(s)  Liability for Services Performed ..................................   20
(t)  Personnel .........................................................   20
(u)  Employees .........................................................   21
(v)  Employee Benefits .................................................   21
(w)  Guaranties ........................................................   22
(x)  Environmental, Health, and Safety Matters .........................   22
(y)  Certain Business Relationships with the Company ...................   22
(z)  Absence of Certain Business Practices .............................   23
(aa) Customers and Suppliers ...........................................   23

5 Pre-Closing Covenants ...............................................   23
(a)  Conditions Precedent ..............................................   23
(b)  Operation of Business .............................................   24
(c)  Purchase of Inventory .............................................   24
(d)  Preservation of Business ..........................................   24
(e)  Full Access .......................................................   24
(f)  Preserve Accuracy of Representations and Warranties; Notice of
       Developments ....................................................   24
(g)  Exclusivity .......................................................   24
(h)  No Termination of Shareholders' Obligation by Subsequent Incapacity   25

6 Other Agreements .....................................................   25
(a)  General ...........................................................   25
(b)  Due Diligence Review ..............................................   25
(c)  Schedules .........................................................   26
(d)  Name Change .......................................................   26
(e)  Consents ..........................................................   26
(f)  Employee Matters ..................................................   26
(g)  Litigation Support ................................................   27
(h)  Transition ........................................................   27
(i)  Independent Accountants ...........................................   27
(j)  Tax Matters .......................................................   28
(k)  Audited Financial Statements ......................................   28
(l)  Satisfaction of Obligations .......................................   28
(m)  Investigations; Notices ...........................................   28
(n)  Restrictive Covenants .............................................   28
(o)  Product Specifications ............................................   30

7 Conditions Precedent to Closing ......................................   31
(a)  Conditions Precedent to the Obligations of NTI and Newco ..........   31
(b)  Conditions Precedent to the Obligations of the Company and the
       Shareholders ....................................................   32

8 Closing ..............................................................   34

9 Remedies for Breaches of this Agreement ..............................   34
(a)  Survival of Representations and Warranties ........................   34
(b)  Indemnification by the Company and the Shareholders ...............   34
(c)  Indemnification by Newco ..........................................   35
(d)  Matters Involving Third Parties ...................................   35
(e)  Determination of Adverse Consequences .............................   37
(f)  Other Indemnification Provisions ..................................   37

10 Termination .........................................................   37
(a)  Termination of Agreement ..........................................   37
(b)  Effect of Termination .............................................   38

11 Miscellaneous .......................................................   38
(a)  Telecopied Signatures .............................................   38
(b)  No Third-Party Beneficiaries ......................................   38
(c)  Entire Agreement ..................................................   38
(d)  Succession and Assignment .........................................   38
(e)  Counterparts ......................................................   38
(f)  Headings ..........................................................   38
(g)  Notices ...........................................................   38
(h)  Governing Law .....................................................   39
(i)  Amendments and Waivers ............................................   39
(j)  Severability ......................................................   40
(k)  Expenses ..........................................................   40
(l)  Construction ......................................................   40
(m)  Incorporation of Exhibits, Annexes, and Schedules .................   40
(n)  Specific Performance ..............................................   40
(o)  Submission to Jurisdiction ........................................   40
(p)  Prevailing Party ..................................................   41
(q)  Public Announcements ..............................................   41
(r)  WAIVER OF JURY TRIAL ..............................................   41

EXHIBITS
(LIST OF OMITTED EXHIBITS)


Exhibit A-1    Employment Agreement - Johan Olstenius
Exhibit A-2    Employment Agreement - Stuart Campbell
Exhibit A-3    Employment Agreement - Fahim Ahmed
Exhibit B Escrow Agreement
Exhibit C Confidentiality, Noncompetition and Nonsolicitation Agreement Exhibit D Stock Escrow Agreement
Exhibit E Nonqualified Stock Option Agreement
Exhibit F Subscription Agreement
Exhibit G Financial Statements
Exhibit H Product Specifications

  THE REGISTRANT WILL PROVIDE COPIES OF ANY OMITTED EXHIBITS TO THE COMMISSION
               UPON REQUEST FROM THE COMMISION FOR SAID EXHIBITS.

                            ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of November 30, 1999, by and among nSTOR TECHNOLOGIES, INC., a Delaware corporation ("NTI"), nSTOR TAIWAN, INC., a Florida corporation and a wholly owned subsidiary of NTI ("Newco"), ONEOFUS COMPANY LIMITED, a limited company organized under the laws of Taiwan (the "Company"), JOHAN OLSTENIUS and LI-CHEN LIU (referred to collectively as the "Indemnifying Shareholders"), and CHING-LONG WU, KUO-CHUNG LIU and WU-SHI LIU (together with the Indemnifying Shareholders, the "Shareholders"). NTI, Newco, the Company and the Shareholders are referred to collectively herein as the "Parties."

The Company is engaged in the business of designing high end RAID storage products.

The Shareholders own all of the issued and outstanding capital stock of the Company.

Newco desires to acquire from the Company, and the Company desires to sell to Newco, on a going concern basis, substantially all of its assets, properties and business, all on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Definitions.

"Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses, and any other cost of enforcing a party's rights under this Agreement.

"Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

"Agreement" means this Asset Purchase Agreement together with all exhibits and schedules referred to herein.

"Allocation Schedule" has the meaning specified in Section 2(g) below.

"Applicable Rate" means the corporate base rate of interest publicly announced from time to time by Citibank, N.A.

"Assumed Liabilities" has the meaning set forth in Section 2(b) below.

"Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

"Business Employee" has the meaning set forth in Section 6(f) below.

"Closing" has the meaning set forth in Section 2(f) below.

"Closing Date" has the meaning set forth in Section 2(f) below.

"Code" has the meaning set forth in Section 2(g) below.

"Company Stock" means the stock of the Company.

"Consideration" has the meaning set forth in Section 2(e) below.

"Deposit" has the meaning set forth in Section 2(d) below.

"Due Diligence Period" has the meaning set forth in Section 6(b) below.

"Due Diligence Review" has the meaning set forth in Section 6(b) below.

"Employee Benefit Plan" means any (a) defined benefit retirement plan or deferred compensation plan or (b) bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, severance, salary continuation, termination, change of control or other fringe benefit or welfare plan or program offered by the Company to its employees.

"Employment Agreements" means those certain Employment Agreements substantially in the form of Exhibit A-1, Exhibit A-2 and Exhibit A-3.

"Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment.

"Escrow Agreement" means that certain Escrow Agreement substantially in the form of Exhibit B.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

"Financial Statements" has the meaning set forth in Section 4(f) below.

"GAAP" means the generally accepted accounting principles as in effect from time to time in the Republic of China ("ROC").

"Governmental Authorizations" has the meaning set forth in Section 4(q) below.

"Indemnified Party" has the meaning set forth in Section 9(d)(i) below.

"Indemnifying Party" has the meaning set forth in Section 9(d)(i) below.

"Intellectual Property" means all of the following used in, related to, developed in connection with, purchased in connection with or related to the
Company's business or owned by the Company: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, and trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, prototypes, technical data, designs, drawings, diskettes, stored data, suite, application, operating system, specifications, lists of and data relating to current, prior and prospective customers and suppliers, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium) and (i) derivative works made or developed in connection with the foregoing.

"Knowledge" means that which is known by a Person and that of which a Person has constructive knowledge based upon information readily available to that person in the performance of such Person's duties. In the case of the Company, NTI or Newco, "Knowledge" includes, without limitation, the "Knowledge" of its respective employees, independent contractors, directors and executive officers.

"Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"Liquidated Assets" has the meaning set forth in Section 2(h) below. "Liquidated Liabilities" has the meaning set forth in Section 2(h) below.

"Liquidation Certificate" has the meaning set forth in Section 2(h) below.

"Material Adverse Effect" means, individually or together with other adverse effects, any material adverse effect on the assets, liabilities, results of operations, business condition (financial or otherwise) or prospects of the Company or on the Company's ability to consummate the transactions contemplated hereby or the ability of Newco to operate the business of the Company immediately after the Closing in substantially the same manner as such business is conducted by the Company prior to Closing.

"Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

"Most Recent Financial Statements" has the meaning set forth in Section 4(f) below.

"Most Recent Fiscal Period End" has the meaning set forth in Section 4(f) below.

"Most Recent Fiscal Year End" has the meaning set forth in Section 4(f) below.

"Noncompetition Agreement" means that certain Confidentiality, Noncompetition and Nonsolicitation Agreement substantially in the form of Exhibit C.

"Ordinary  Course of Business" means the ordinary course of business  consistent
with  past  custom  and  practice   (including  with  respect  to  quantity  and
frequency).

"Person" means an individual, a partnership, a corporation, a limited liability company, a limited company, an association, a joint stock company, a trust, a joint venture, an entity, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Purchased Assets" has the meaning specified in Section 2(a) below.

"Related Party" has the meaning specified in Section 4(y) below.

"Rights" has the meaning specified in Section 2(c) below.

"Securities Act" means the United States Securities Act of 1933, as amended.

"Security Interest" means any mortgage, pledge, lien, charge, security interest or encumbrance of any nature whatsoever.

"Stock Escrow Agreement" means that certain Stock Escrow Agreement substantially in the form of Exhibit D.

"Stock Option Agreement" means that certain Nonqualified Stock Option Agreement substantially in the form of Exhibit E.

"Subscription Agreement" means that certain Subscription Agreement substantially in the form of Exhibit F.

"Subsidiary" means any corporation or entity with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock (or equity securities) or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (or similar Persons).

"Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other Tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and any obligations under any agreements or arrangements with respect to any of the foregoing.

"Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Third-Party Claim" has the meaning set forth in Section 9 below.

"Transferred Employee" has the meaning set forth in Section 6(f) below.

"Unassigned Contracts" has the meaning set forth in Section 2(c) below.

2.   Purchase and Sale Transaction.

(a) Assets to be Purchased. On the terms and subject to the conditions set forth herein, at the Closing, the Company shall sell, transfer, assign, convey and deliver to Newco, on a going concern basis, all of the Company's right, title and interest in and to all of the tangible and intangible assets and properties of the Company listed on Section 2(a) of the Disclosure Schedule (the "Purchased Assets"). Notwithstanding anything to the contrary set forth herein, the Purchased Assets shall not include cash, certificates of deposit or bank accounts held by the Company.

(b) Liabilities. Notwithstanding anything to the contrary set forth herein, Newco shall not assume or be obligated to pay, perform or otherwise discharge any Liability or obligation of the Company, direct or indirect, known or unknown, absolute or contingent, whether or not relating to or arising from the Purchased Assets or any rights transferred by the Company to Newco pursuant to the terms and provisions hereof other than any Liability listed on Section 2(b) of the Disclosure Schedule (the "Assumed Liabilities").

(c) Non-Transferable and Non-Assignable Assets. To the extent that any of the Purchased Assets, or any claim, right or benefit arising under or resulting from such Purchased Assets (collectively, the "Rights") is not capable of being transferred without the approval, consent or waiver of, or filing or application with, or notice to, a third party, or if the transfer of a Right would constitute a breach of any obligation under, or violation of, any applicable law unless, the approval, consent or waiver of, or filing or application with, or notice to, such third party is obtained or made, then, without limiting the rights and remedies of NTI and Newco contained elsewhere in this Agreement, this Agreement shall not constitute an agreement to transfer such Right unless and until such approval, consent, waiver, filing, application or notice has been obtained or made (which approval, consent, waiver, application, notice or filing shall be made or obtained at the Company's cost). After the Closing Date and until all such Rights are transferred to Newco, the Company and the Shareholders shall use their best efforts to:

          (i) maintain the Company's existence and hold the Rights in trust for Newco;

          (ii) comply with and perform in accordance with the terms and provisions of the Rights (and all contracts and Governmental Authorizations relating thereto) as agent for Newco and for the benefit of Newco;

          (iii) cooperate with Newco in any reasonable and lawful arrangements designed to provide the benefits of such Rights solely and exclusively to Newco, all as directed by Newco;

          (iv) enforce, at the request of Newco and for the account of Newco, any rights of the Company arising from such Rights against any third person, including the right to elect to terminate any such rights in accordance with the terms of such rights upon the written direction of Newco; and

          (v) not knowingly waive, alter or amend any obligations of third parties, whether expressly or impliedly without the written consent of Newco.

In order that the full value of the Rights may be realized for the benefit of Newco, the Company and the Indemnifying Shareholders shall, at the Company's expense, at the request and under the direction of Newco, in the name of the Company or otherwise as Newco may specify, take all such action and do or cause to be done all such things as are reasonable, necessary, proper and prudent in order that the obligations of the Company under such Rights may be performed in such manner that the value of such Rights is preserved and inures to the benefit of Newco, and that any moneys and things due and payable and to become due and payable to Newco in and under the Rights are received by Newco.

With respect to the contracts and other items referenced on Section 4(m) of the Disclosure Schedule which have not been assigned to Newco as of the Closing Date (the "Unassigned Contracts") and which by their terms require the Company to perform services thereunder, to the extent permitted by law and the terms of the Unassigned Contracts, the Company hereby hires and authorizes Newco to perform the services specified in such Unassigned Contracts, on the Company's behalf, pursuant to the terms of such Unassigned Contracts. In addition, the Company hereby authorizes and directs Newco to collect payment for services rendered pursuant to the Unassigned Contracts for the account of Newco. Newco shall have the right to terminate its obligations under this paragraph to perform services under the Unassigned Contracts in the event that payment for such services has been remitted to the Company by the other party to the contract and Newco has not received from the Company the amounts due to it for such services for a period in excess of ten (10) days following the Company's receipt of the payment or in the event the other party is in default thereof.

The Company and the Indemnifying Shareholders shall use their best efforts to obtain all consents with respect to Rights and Unassigned Contracts necessary to assign such Rights and Unassigned Contracts to Newco.


(d) Deposit. On the date hereof, NTI shall deposit US$25,000 (the "Deposit") with Akerman, Senterfitt & Eidson, P.A., counsel to NTI, to be held in escrow pursuant to the Escrow Agreement and distributed to the Company on the Closing Date in partial payment of the Consideration due to the Company from Newco on such Closing Date as described in Section 2(e) below. If NTI and Newco fail to close the transactions contemplated hereby in accordance with Section 2(f), after the satisfaction or waiver of the conditions precedent to Closing set forth in Section 7, the Company shall be entitled to the Deposit together with all interest thereon, and the payment of the Deposit to the Company shall constitute the Company's sole and exclusive remedy, at law or in equity, provided, however, if NTI and Newco determine not to close the transactions contemplated hereby pursuant to Section 6(b) or 6(c) hereof, the Deposit shall be returned to Newco and this Agreement shall be terminated without liability on the part of any of the Parties. If the Company or the Shareholders fail to close the transactions contemplated hereby in accordance with Section 2(f), after the satisfaction or waiver of the conditions precedent to Closing set forth in Section 7, Newco shall be entitled to the Deposit, together with all interest thereon and the payment of the Deposit to Newco will not impair or prejudice any other legal or equitable remedy that NTI or Newco may have for a breach of this Agreement.

(e) Consideration at Closing. At the Closing, Newco shall deliver to the Company cash in the amount of US$250,000, including the Deposit (the "Consideration") payable by wire transfer or other immediately available funds.

(f) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Akerman, Senterfitt & Eidson, P.A., Miami, Florida, on February 13, 2000, or at any other place, time or date (not later than March 13, 2000) as the Parties designate in writing, and shall be effective as of 12:01 A.M., on the date of this Closing (the "Closing Date").

(g)  Allocation of Purchase  Price.  Set forth on Section 2(g) of the Disclosure
     Schedule is a schedule (the "Allocation Schedule") allocating the purchase price (including, for the purpose of such Schedule, any other consideration paid to the Company, including Assumed Liabilities), among the Purchased Assets. The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the United States Internal Revenue Code (the "Code") and the regulations thereunder. The Company agrees to provide Newco and NTI with any information required by NTI or Newco in order to complete and file Internal Revenue Form 8594. Any such allocation shall in no event limit the liability of the Company and the Indemnifying Shareholders to NTI or Newco with respect to damages, liabilities or expenses incurred by NTI or Newco with respect to any breach of any representations, warranties, covenants or agreements made by the Company or the Indemnifying Shareholders hereunder.

(h) Post Closing Adjustment. Upon liquidation of the inventory and the accounts receivable listed on Section 2(a) of the Disclosure Schedule and the Assumed Liabilities listed on Section 2(b) of the Disclosure Schedule, but in no event more than sixty (60) days following the Closing, NTI and Newco shall deliver to the Company a certificate signed by the President of NTI or Newco (the "Liquidation Certificate") setting forth the liquidation value of (i) the inventory (the value of which shall be agreed to by the Parties during the Due Diligence Period) and the accounts receivable (based on amounts collected) (collectively, the "Liquidated Assets") and (ii) the Assumed Liabilities (based on amounts paid) (the "Liquidated Liabilities"). If the value of the Liquidated Assets is less than the value of the Liquidated Liabilities, the Company shall pay to NTI the amount of the deficiency within thirty (30) days following delivery of the Liquidation Certificate. If the value of the Liquidated Assets is equal to the value of the Liquidated Liabilities or the value of the Liquidated Assets does not exceed the value of the Liquidated Liabilities by more than US$25,000, there will be no adjustment to the purchase price and the Parties will have no further liability with regards to this Section 2(h). If the value of the Liquidated Assets exceeds the value of the Liquidated Liabilities by more than US$25,000, NTI shall pay to the Company the amount in excess of US$25,000 within thirty (30) days following delivery of the Liquidation Certificate.

3.   Representations and Warranties Concerning the Transaction.

(a) Representations and Warranties of the Shareholders and the Company. The Shareholders and the Company, jointly and severally, represent and warrant to NTI and Newco that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement.

          (i) Authorization of Transaction. The Shareholders have full power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Shareholders, enforceable in accordance with its terms and conditions. The Shareholders need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order to consummate the transactions contemplated by this Agreement.

          (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, Governmental Authorization, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which they are bound or to which any of its assets are subject.

          (iii) Brokers' Fees. The Shareholders have not incurred any obligation for any finder's or broker's fees or commissions with respect to the transactions contemplated by this Agreement.

          (iv) Company Stock. The Shareholders hold of record and own beneficially the number of shares of Company Stock set forth in Section 4(b) of the Disclosure Schedule, free and clear of any restrictions on transfer, Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims and/or demands. The Shareholders are not a party to any option, warrant, purchase right, or other contract or commitment that could require the Shareholders to sell, transfer or otherwise dispose of any capital stock of the Company. The Shareholders are not a party to any voting trust, proxy, shareholders agreement, or other agreement or understanding with respect to any capital stock of the Company.

          (v) Disclosure. Neither this Agreement nor any of the exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to NTI or Newco by the Shareholders or the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary in order to make each statement contained herein or therein not misleading. There is no fact which the Shareholders or the Company has not disclosed to NTI or Newco herein and of which the Shareholders or the Company is aware which could be anticipated to have a Material Adverse Effect.


(b) Representations and Warranties of NTI and Newco. NTI and Newco represent and warrant to the Shareholders and the Company that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement.

          (i) Organization. NTI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

          (ii) Authorization of Transaction. Each of NTI and Newco has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each of NTI and Newco, enforceable against them in accordance with its terms and conditions. Neither NTI or Newco need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any other Person in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either NTI or Newco is subject or any provision of their respective charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which either of NTI or Newco is a party or by which either of NTI or Newco is bound or to which any of their respective assets are subject.

          (iv) Brokers' Fees. Neither NTI nor Newco have incurred any obligation
     for  finder's  or  broker's  fees  or  commissions   with  respect  to  the
     transactions contemplated by this Agreement.

4. Representations and Warranties Concerning the Company. The Company and the Indemnifying Shareholders, jointly and severally, represent and warrant to NTI and Newco that the statements contained in this Section 4 are correct and complete as of the date of this Agreement except as set forth in the Disclosure Schedule. The Disclosure Schedule shall be effective to modify only those representations and warranties to which the Disclosure Schedule makes explicit reference.

(a) Organization, Qualification, and Corporate Power. The Company is a limited company duly organized, validly existing, and in good standing under the laws of Taiwan. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of the Company. Correct and complete copies of the articles of incorporation and bylaws of the Company (as amended to date) are included as part of Section 4(a) of the Disclosure Schedule. The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete and a true and correct copy thereof has been provided to NTI and Newco. The Company is not in default under or in violation of any provision of its articles of incorporation or bylaws.

(b) Capitalization. The entire authorized capital of the Company is NT$5,000,000 and has been duly authorized, fully paid, and nonassessable, and is held of record and owned beneficially by the Shareholders in the amount set forth in Section 4(b) of the Disclosure Schedule. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any capital stock or any securities convertible into or exchangeable for such capital stock or any options, warrants or rights to purchase such capital stock or securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, transfer, dividend or other rights of the capital stock of the Company.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the articles of incorporation or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which they are bound or to which any of its assets are subject (or result in the imposition of any Security Interest upon any of its assets). The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person, government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except as set forth in
     Section 4(c) of the Disclosure Statement.

(d)  Brokers' Fees. The Company has not incurred any obligation for any finder's
     or  broker's  fees  or  commissions   with  respect  to  the   transactions
     contemplated by this Agreement.

(e) Subsidiaries. The Company does not currently have, and has never had, any Subsidiaries and does not own any securities of any other Person.

(f) Financial Statements. Attached hereto as Exhibit G are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheet and statements of income, and retained earnings and cash flow, including the independent accountant's review report thereon, as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End") for the Company; (ii) audited balance sheet and statements of income, and retained earnings and cash flow, including the independent accountant's review report thereon as of and for the fiscal year ended December 31, 1997; and (iii) unaudited balance sheet and statements of income, and retained earnings and cash flow (the "Most Recent Financial Statements") as of August 31, 1999 and for the period from January 1, 1999, through August 31, 1999 (the "Most Recent Fiscal Period End") for the Company. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, and are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete).

(g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End and except as disclosed in the Disclosure Schedule, there has not occurred any Material Adverse Effect and the Company has been operated in the Ordinary Course of Business. Without limiting the generality of the foregoing, since that date:

          (i) The Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for fair consideration in the Ordinary Course of Business to Persons who are not Affiliates of the Company or the Shareholders;

          (ii) The Company has not entered into any agreements, contracts, leases, or licenses either (A) involving more than US$25,000 in the aggregate, (B) having a term greater than 12 months or (C) outside the Ordinary Course of Business;

          (iii) No party (including the Company) has accelerated, terminated, modified, or canceled any agreements, contracts, leases, or licenses involving more than US$5,000 in the aggregate to which the Company is a party or by which it is bound, or threatened to do any of the foregoing;

          (iv) The Company has not imposed or allowed to be imposed any Security Interest upon any of its assets, tangible or intangible;

          (v) The Company has not made any capital expenditures involving more than US$5,000 in the aggregate or outside the Ordinary Course of Business;

          (vi) The Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

          (vii) Except as set forth in Section 4(g)(vii) of the Disclosure Schedule, the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than US$5,000 in the aggregate;

          (viii) The Company has not delayed or postponed the payment of accounts payable and/or other Liabilities outside the Ordinary Course of Business, or accelerated the receipt of any amount owed to it outside the Ordinary Course of Business;

          (ix) The Company has not accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular dates or the dates when the same could have been collected in the Ordinary Course of Business;

          (x) The Company has not canceled, compromised, waived, or released any right or claim either involving more than US$5,000 in the aggregate;

          (xi) The Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property or disclosed any proprietary or confidential information to any third party, other than those relating to products sold by the Company in the Ordinary Course of Business;

          (xii) There has been no change made or authorized in the articles of incorporation or bylaws of the Company;

          (xiii) The Company has not issued, sold, or otherwise disposed of any of its capital stock or securities convertible into or exchangeable for such stock, or granted any options, warrants, or other rights to purchase or obtain any of such capital stock or securities;

          (xiv) The Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or other securities;

          (xv) The Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property involving more than US$5,000 in the aggregate;

          (xvi) The Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and/or employees or any of their Affiliates or "Associates" (as defined in Rule 12b-2 under the Exchange Act);

          (xvii) The Company has not applied any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of the Shareholders or Affiliate thereof or to the prepayment of any such amounts;

          (xviii) The Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

          (xix) The Company has not granted any increase in any compensation of any of its directors, officers, agents, representatives, independent contractors or employees;

          (xx) The Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees or taken any such action with respect to any other Employee Benefit Plan;

          (xxi) The  Company  has not made any other  change  in  employment  or
     engagement   terms   for   any  of   its   directors,   officers,   agents,
     representatives, independent contractors or employees;

          (xxii) The Company has not made or pledged to make any charitable or other capital contribution;

          (xxiii) There has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Company;

          (xxiv) The Company has not increased, or experienced any change in assumptions underlying or method of calculating, any bad debt, contingency, Tax or other reserves or changed its accounting practices, methods or assumptions (including changes in estimates or valuation methods); or written down the value of any assets; and

          (xxv) The Company has not taken any action in furtherance of or committed to any of the foregoing.

(h) Legal Compliance; Immigration. The Company and its predecessors and Affiliates have complied, with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply. The Company's employees, consultants and independent contractors are residing and working in Taiwan (i) free of any restrictions or limitations on their ability to work in Taiwan and (ii) in compliance with all applicable laws, rules and regulations relating to immigration and naturalization; and to the Knowledge of the Company and the Indemnifying Shareholders, (i) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of such employees, independent contractors or consultants alleging any failure so to comply or seeking deportation or other restrictions or limitations on their ability to reside and work in Taiwan and (ii) there is no reasonable Basis for any of the foregoing. There is no reasonable Basis to believe that all such employees, consultants and independent contractors will not be able to continue to so reside and work in Taiwan in accordance with all such laws, rules and regulations.

(i)  Tax Matters.

          (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid or are fully and adequately accrued and adequately disclosed on the Most Recent Balance Sheet. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) Neither the Indemnifying Shareholders nor the Company has Knowledge that any authority expects to assess any additional Taxes for any period for which Tax Returns have been filed, and there is no reasonable Basis for any such assessment. There is no action, suit or proceeding, investigation, dispute or claim now pending or threatened concerning any Tax Liability of the Company or proposed adjustment to the taxable income of the Company either (A) claimed or raised by any authority or (B) as to which the Indemnifying Shareholders or the Company have Knowledge. Section 4(i) of the Disclosure Schedule contains a summary of all Tax Returns filed with respect to the Company for the last three completed Tax years, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Indemnifying Shareholders have made available to NTI and Newco correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since January 1, 1996.

          (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Period End, exceed the reserve for Tax Liability set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

(j) Real Property. The Company does not own any real property. Section 4(j) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company. The Company has delivered to NTI and Newco correct and complete copies of the leases and subleases listed in
     Section 4(j) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(j) of the Disclosure
     Schedule:

          (i) The lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

          (ii) The lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

          (iii) No party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iv) No party to the lease or sublease has repudiated any provision thereof;

          (v) There are no disputes, oral agreements, or forbearance in effect as to the lease or sublease;

          (vi) The Company has not received a notice from the lessor indicating that the lease will not be renewed at the end of its current term for any additional terms provided for in the lease;

          (vii) The term of the lease will continue for a minimum of six months past the Closing Date;

          (viii) With respect to each sublease, if any, the representations and warranties set forth in subsections (i) through (vii) above are true and correct with respect to the underlying lease;

          (ix) The Company has not assigned, transferred, conveyed, mortgaged, deeded in trust, granted any Security Interest or encumbered any interest in the leasehold or subleasehold;

          (x) All facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;

          (xi) All facilities  leased or subleased  thereunder are supplied with
     utilities  and  other   services   necessary  for  the  operation  of  said
     facilities; and

          (xii) The Indemnifying Shareholders are not aware of any pending or threatened foreclosure or other enforcement proceedings relating to the real property underlying the leases or subleases set forth in Section 4(j) of the Disclosure Schedule that could result in the Company's loss of possession of such real property.

(k)  Intellectual Property.

          (i) Except as disclosed on Section 4(k)(i) of the Disclosure Schedule,
     (A) the Company owns (or has the right to use pursuant to license, sublicense, agreement or permission in writing and set forth in Section 4(k)(iv) of the Disclosure Schedule) all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted; (B) each item of Intellectual Property owned or used by the Company is assignable to Newco without alteration or impairment; and (C) to the Knowledge of the Company and the Indemnifying Shareholders, no former employee or consultant of the Company has possession of any Intellectual Property (including software in source code or object code form).

          (ii) The Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and neither the Indemnifying
     Shareholders, nor any of the Company's officers, directors, employees, agents or independent contractors of the Company has ever received any charge, complaint, claim, demand, nor notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Indemnifying Shareholders and the Company, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Company.

          (iii) The Company does not own any patents or patent registrations with respect to any of its Intellectual Property.

          (iv) Section 4(k)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, permission or otherwise. The Indemnifying Shareholders have delivered to NTI and Newco correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(k)(iv) of the Disclosure
     Schedule:


               (A) The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) The license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (C) No party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (D) No party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

               (E) The Company has no Liabilities to any third party for any royalty or compensation for the use of the license, sublicense agreement or permission;

               (F) With respect to each sublicense, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying license;

               (G) The underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (H) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (I) The Company has never granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of the Indemnifying Shareholders and the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

          (vi) Neither the Indemnifying Shareholders nor the Company have any Knowledge of any new products, inventions, procedures or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company. For purposes of this
     Section 4(k)(vi) the term "Knowledge" shall mean actual knowledge.

          (vii) Except as disclosed on Section 4(k)(vii) of the Disclosure Schedule, none of the computer software, computer hardware (whether general or special purpose), other similar or related items of automated, computerized, and/or software systems that are owned or licensed by the Company or that are designed, developed, implemented or managed by the Company in the conduct of its businesses will malfunction, will cease to function, will generate incorrect data or will produce incorrect results in any material respects when processing, providing, and/or receiving (A) date-related data from, into and between the twentieth and twenty-first centuries or (B) date-related data in connection with any valid date in the twentieth and twenty-first centuries. For purposes of this Section 4(k)(vii), with regards to computer software, computer hardware (whether general or special purpose), other similar or related items of automated, computerized, and/or software systems used by the Company in its business which is designed and manufactured by a third party, the Company and the Indemnifying Shareholders may rely on representations and warranties made to the Company by such third party.

          (viii) Except as disclosed on Section 4(k)(viii) of the Disclosure Schedule, the Company has not undertaken any contract or relationship under which it might have any Liability for any matters relating to the Year 2000 problem.

(l) Title to and Condition of Personal Property. The Company has good, valid and marketable title to all of the Purchased Assets, including, without limitation, each item of equipment and other personal property, tangible, intangible or otherwise included as an asset in Section 2(a) of the Disclosure Schedule (other than inventory disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet to Persons other than the Shareholders or Affiliates of the Company or the Shareholders), free and clear of any Security Interests. Section 4(l) of the Disclosure Schedule contains a list as of August 31, 1999 of all machinery, equipment, tools, supplies, leasehold improvements, vehicles, furniture, fixtures, office equipment, computer equipment, computer software and other fixed assets owned by the Company or used by the Company in the operation of its business. All tangible personal property owned by the Company or used by the Company in the operation of its business is in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted, and is adequate for the business conducted by the Company. Except for the licenses to use certain Intellectual Property specifically identified on Section 4(k)(iv) of the Disclosure Schedule, there are no properties or assets, tangible or intangible, owned by any Person other than the Company which are used in connection with the business of the Company or necessary for the operation of the Company's business. All of the Purchased Assets are being transferred to Newco free and clear of any Security Interests. After the Closing, Newco shall have sole and exclusive ownership of the Purchased Assets.

(m) Contracts. Section 4(m) of the Disclosure Schedule lists all the contracts, agreements and understandings to which the Company is a party. The Indemnifying Shareholders have delivered to NTI and Newco a correct and complete copy of each written agreement listed in Section 4(m) of the Disclosure Schedule (as amended to date). With respect to each item listed on Section 4(m) of the Disclosure Schedule: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (C) no party has repudiated any provision of the agreement. Except as otherwise indicated on
     Section 4(m) of the Disclosure Schedule, each such item may be transferred to Newco pursuant to this Agreement and will continue to be legal, valid, binding, enforceable, and in full force and effect, in each case without breaching the terms thereof or giving any party any right to accelerate, modify or terminate such item or resulting in the forfeiture or impairment of any right thereunder and without the consent, approval or act of, or the making of any filing with any Person. Section 4(m) of the Disclosure Schedule lists each currently outstanding bid or proposal for business submitted by the Company in excess of US$5,000.

(n) Powers of Attorney. Except as set forth in Section 4(n) of the Disclosure Schedule, there are no outstanding powers of attorney executed on behalf of the Company.

(o) Insurance. The Company does not maintain any policies of insurance (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements).

(p) Litigation. Section 4(p) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge, or (ii) is a party, or to the Knowledge of the Indemnifying Shareholders and/or the Company, is threatened to be made a party to any claim, action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. Except as set forth in Section 4(p) of the Disclosure Schedule, there is no other pending, or to the Knowledge of the Indemnifying Shareholders and/or the Company, threatened claim, arbitration proceeding, action, suit, investigation or other proceeding against or involving the Company or any property or rights of the Company or any officer or director or the Company. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4(p) of the Disclosure Schedule could individually or in the aggregate result in any Material Adverse Effect with respect to the Company. Neither the
     Indemnifying Shareholders nor the directors and officers (and employees with responsibility for litigation matters) of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

(q)  Governmental  Authorizations.  Set forth on Section 4(q) of the  Disclosure
     Schedule is a list of all authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company as presently operated (the "Governmental Authorizations"). All of the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company is in compliance with the terms of all the Governmental Authorizations. Neither the Company nor the Indemnifying Shareholders has any Knowledge of any facts which could be expected to cause them to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Each of the Governmental Authorizations may be assigned and transferred to Newco in accordance with this Agreement and will continue in full force and effect thereafter, in each case without (i) the occurrence of any breach, default or forfeiture of rights thereunder, or (ii) the consent, approval, or act of, or the making of any filings with, any Person.

(r) Commitments and Warranties. All services and products provided by the Company have been performed and provided in conformity with all applicable contractual commitments (written or oral) and all express and implied warranties (written or oral), and the Company has no Liability and, to the Knowledge of the Indemnifying Shareholders and the Company, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability in connection with any such services or products. Section 4(r) of the Disclosure Schedule includes copies of the standard forms of agreement entered into between the Company and its customers. The Company has not entered into any written or oral agreements with any of its customers that include guaranties, warranties, or indemnity provisions other than those included in the agreements included as part of
     Section 4(r) of the Disclosure Schedule.

(s) Liability for Services Performed. The Company has no Liability (and, to the Indemnifying Shareholders' Knowledge, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of or in connection with any services provided by the Company.

(t) Personnel. Section 4(t) of the Disclosure Schedule contains the names, job descriptions, date of hire, annual salary rates and other compensation and the amount of accrued and unused vacation time of all officers, directors, employees, consultants, contractors and subcontractors of the Company
     (including compensation paid or payable by the Company under any Employee Benefit Plan or other arrangement), and a list of all employment contracts, and consultant and/or employee policies (written or otherwise), employee manuals or other written statements of rules or policies concerning employment, including working conditions, vacation and sick leave, a complete copy of each of which (or a description, if unwritten) has been delivered to NTI and Newco.

(u) Employees. The Company has complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining, and no penalties have been assessed or could be assessed for failure to comply with any of the foregoing. The Company and the Indemnifying Shareholders believe that the Company's relations with its employees and consultants are satisfactory. None of the employees or consultants of the Company are members of any labor union, and the Company is not a party to, otherwise bound by or, to the Company's or the Indemnifying Shareholders' Knowledge, threatened, with any labor or collective bargaining agreement. None of the employees or consultants of the Company are known to be engaged in organizing any labor union or other employee group that is seeking recognition as a bargaining unit. Without limiting the generality of Section 4(u), (i) no unfair labor practice complaints are pending or, to the Company's and the Indemnifying Shareholders' Knowledge, threatened against the Company, and (ii) no Person has made any claim, and to the Company's or the Indemnifying Shareholders' knowledge there is no Basis for any claim, against the Company under any statute, regulation or ordinance relating to employees or employment practices, including without limitation those relating to age, sex and racial discrimination, conditions of employment, and wages and hours. The Company has no contingent liability for sick leave, vacation time, severance pay or similar items not reflected on the Most Recent Balance Sheet. The Company has no contingent liability for occupational diseases of its employees, former employees or others. Except as set forth in Section 4(u) of the Disclosure Schedule, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not trigger any Liability or any severance pay obligation under any agreement, including any collective bargaining agreement or under any law, rule or regulation. Except as set forth on Section 4(u) of the Disclosure Schedule, since January 1, 1998, no employee or independent contractor of the Company has (i) been terminated, resigned or otherwise ceased his or her relationship with the Company or otherwise adversely modified his or her relationship with the Company or (ii) to the Knowledge of the Company and the Indemnifying Shareholders, indicated that he or she intends to do so.

(v)  Employee Benefits.

          (i) Section 4(v) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains, contributes to, or is required to contribute to or under which the Company has any liability.

          (ii) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the requirements of applicable laws and regulations.

          (iii) All required reports and disclosures have been filed or distributed appropriately with respect to each such Employee Benefit Plan.

          (iv) The Indemnifying Shareholders have delivered to NTI and Newco correct and complete copies of the plan documents and summary plan descriptions including all amendments thereto, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

(w) Guaranties. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.
     Section 4(w) of the Disclosure Schedule includes a true, correct and complete list of all liabilities and obligations of the Company for which the Shareholders are guarantors or otherwise liable.

(x)  Environmental, Health, and Safety Matters.

          (i) The Company and its predecessors and Affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, the Company and its Affiliates have obtained and complied with, and are in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on Section 4(x)(ii) of the Disclosure Schedule.

          (iii) Neither the Company nor its predecessors or Affiliates has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (iv) No facts, events or conditions relating to the past or present facilities, properties or operations of the Company or any of its predecessors or Affiliates will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements (whether on-site or off-site), or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

(y)  Certain  Business  Relationships  with the Company.  Except as disclosed on
     Section 4(y) of the Disclosure Schedule, neither the Shareholders nor any current director, officer, employee, agent or independent contractor of the Company (individually a "Related Party" and collectively the "Related Parties") or any Affiliate of the Shareholders or any Related Party: (i) owns, directly or indirectly, any interest in any Person which is a competitor, potential competitor, supplier or customer of the Company; (ii) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intellectual Property) which is utilized by or in connection with the business of the Company; (iii) is a customer or supplier of the Company; or (iv) directly or indirectly has an interest in or is a party to any contract, agreement, lease, arrangement or understanding, whether or not in writing, pertaining or relating to the Company, except for employment, consulting or other personal service agreements which are listed on Section 4(t) of the Disclosure Schedule.

(z) Absence of Certain Business Practices. Neither the Indemnifying Shareholders, nor any Related Party, any Affiliate of the Indemnifying Shareholders nor of any Related Party, any agent of the Company, or any other Person acting on behalf of or associated with the Company, acting alone or together, has: (i) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign) or other Person; or (ii) directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of any customer or supplier, official or employee of any government (domestic or foreign), or any political party or candidate for office (domestic or foreign) or other Person who was, is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (A) may subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding,
     (B) if not given in the past, may have had an adverse effect on the assets, business, operations or prospects of the Company or (C) if not continued in the future, may adversely affect the assets, business, operations or prospects of the Company.

(aa) Customers and Suppliers. Section 4(aa) of the Disclosure Schedule lists the 5 largest customers of the Company and the 10 largest suppliers of goods or services to the Company during the last three fiscal years, and the eight month period ending August 31, 1999, and with respect to each, the name and address, dollar volume involved and nature of the relationship (including the principal categories of products purchased or sold or nature of services provided). Except as indicated on Section 4(aa) of the Disclosure Schedule, all supplies and services necessary for the conduct of the Company's businesses as presently conducted and as proposed to be conducted may be readily obtained from alternate sources on comparable terms and conditions as those presently available to the Company. No facts, circumstances or conditions exist which create a reasonable Basis for believing that either the Company or Newco after the Closing Date would be unable to continue to procure and provide the supplies and services necessary to conduct its business on substantially the same terms and conditions as such supplies and services are currently procured and provided. Since January 1, 1998, no customer of the Company has terminated or adversely modified its relationship with the Company or notified the Company or the Indemnifying Shareholders (orally or in writing) of their intention to terminate or adversely modify its relationship with the Company, and no such customer has substantially decreased its purchases from the Company, or notified the Company or the Indemnifying Shareholders that the customer intends to reduce the volume of business that it currently conducts with the Company.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing (it being understood that the Shareholders shall cause the Company to comply with its obligations under this Section 5):

(a) Conditions Precedent. Each of the Parties shall act diligently and use their commercially reasonable efforts to satisfy all conditions precedent to the Closing which are in whole or in part within their control, including, but not limited to, obtaining consents, waivers and approvals from, and making filings and applications with, third parties and governmental authorities.

(b) Operation of Business. The Company shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. The Company shall not take any action which is or would be prohibited by Section 4(g).

(c) Purchase of Inventory. NTI and Newco will purchase from the Company and the Company will sell to NTI and Newco its inventory of Model No. 44002AA, as identified on Schedule 2(a) of the Disclosure Schedule, at a price equal to US$3,000.00 per unit.

(d) Preservation of Business. The Company shall keep the Purchased Assets and its business and properties substantially intact and in good operating condition. The Company shall preserve the goodwill of the Company and its relationships with lessors, licensors, suppliers, customers, distributors, employees and others having business relations with it. The Company and the Shareholders shall use all reasonable efforts, consistent with past practices, to promote the Company's business, to maintain the reputation associated with the Company's business and shall not take or omit to take any action which causes, or which is likely to cause, any deterioration of the Purchased Assets or the Company's present business or relationships with suppliers or customers or others having business relationships with the Company.

(e) Full Access. The Company will permit representatives of Newco to have full access at all reasonable times, and in a manner so as not to unduly interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, financial records, personnel, outside accountants and consultants, and documents of or pertaining to the Company. At the request of Newco, the Company will permit Newco's lenders, and their respective counsel, to have the same access as permitted to Newco in accordance with the immediately preceding sentence. The Company shall cause its personnel and outside accountants and consultants to assist the other Parties hereto in furtherance of the Closing and shall furnish to Newco all information and documents reasonably requested by Newco in furtherance of the Closing.

(f) Preserve Accuracy of Representations and Warranties; Notice of Developments. Each of the Parties shall refrain from taking any action which would render any of their representations or warranties contained in this Agreement inaccurate as of the Closing Date. The Company will give prompt written notice to Newco of any breach of any of the Company's or the Shareholders' representations, warranties, covenants or agreements contained herein, or any occurrence which might make any such representation or warranty inaccurate as of the Closing Date. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement any Disclosure Schedule or to relieve any Party for any breach of any representation or warranty or violation of any agreement or covenant.

(g) Exclusivity. Except for the transactions contemplated by this Agreement, unless and until this Agreement shall have been terminated, the Shareholders will not (and the Shareholders will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange), (ii) participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, or (iii) except as required by law, disclose any information not customarily disclosed to any Person concerning the business and properties of the Company, afford to any Person (other than Newco) access to the properties, books or records of the Company or otherwise assist or encourage any Person, in connection with any of the foregoing. The
     Shareholders will notify Newco immediately if any Person makes any proposal, offer, inquiry, or contract with respect to any of the foregoing. In order to enforce the Shareholders' obligations under this Section 5(g), on the date hereof, the Shareholders shall deposit their certificates of capital contribution representing their respective equity contribution in the Company with Lee and Li, counsel to NTI and Newco, to be held in escrow pursuant to the Stock Escrow Agreement, and returned to the Shareholders immediately after the Closing.

(h) No Termination of Shareholders' Obligation by Subsequent Incapacity. The Shareholders specifically agree that their obligations hereunder, including, without limitation, the obligations pursuant to Section 9 hereof, shall not be modified or eliminated by their death or incapacity.

6. Other Agreements. The Parties covenant and agree as follows:

(a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 9 below). The Shareholders acknowledge and agree that from and after the Closing, Newco will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Purchased Assets and the Assumed Liabilities, provided, that the Company and the Shareholders shall have reasonable access at all reasonable times to any such books and records for the sole purpose of complying with any of their product warranty obligations.

(b) Due Diligence Review. NTI and Newco shall be entitled to conduct a due diligence review of the assets, properties, books and records of the Company for a period of 75 days (the "Due Diligence Period") beginning on the date hereof (the "Due Diligence Review"). The Company shall (and shall cause its directors, officers, employees, auditors, counsel and agents to) afford NTI, Newco and their directors, officers, employees, auditors, counsel and agents reasonable access at all reasonable times during the Due Diligence Period to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information as may be requested during such Due Diligence Review. If during the Due Diligence Review NTI or Newco discover information that NTI or Newco deem, in their sole discretion, to have a Material Adverse Effect with respect to the Company, NTI and Newco shall advise the Company and the Shareholders in writing of their determination and this Agreement shall be deemed to be terminated, each Party shall be released from their respective obligations hereunder, the Deposit shall be returned to NTI, together with all interest thereon, and no Party shall have any obligation to any other Party hereunder on account of this Agreement.

(c) Schedules. The Parties hereto acknowledge that this Agreement is being entered into by the Parties as of the date hereof without the benefit of the Disclosure Schedule except Sections 2(a) and 2(b) thereof. The Indemnifying Shareholders and the Company shall deliver the Disclosure Schedule to NTI and Newco as soon as practical but in no event later than 20 days from the date hereof. The parties shall discuss the Disclosure Schedule and attempt in good faith to resolve any issues that arise. Should NTI and Newco determine that certain disclosures on such Disclosure Schedule make it inadvisable to proceed with the transactions contemplated hereby, NTI and Newco shall advise the Shareholders and the Company in writing of its determination and this Agreement shall be deemed to be terminated, each Party shall be released from their respective obligations hereunder, the Deposit shall be returned to NTI, together with all interest thereon, and no Party shall have any obligation to any other Party hereunder on account of this Agreement.

(d) Name Change. The Company and the Shareholders hereby represent and warrant to NTI and Newco that the trade name "OneofUs" is included with the Purchased Assets and that the exclusive right to perpetually use such trade name without payment of any nature will be transferred to Newco on the Closing Date. On the Closing Date, the Company will immediately cease using the name "OneofUs" in its business and the Shareholders shall take and/or cause the Company to take all necessary corporate actions, including submitting necessary filings with the government authorities, to transfer the trade name "OneofUs" to Newco. Neither the Company nor the Shareholders shall take any action to deregister the Company's English corporate name "OneofUs" without the prior written consent of Newco.

(e) Consents. The Parties shall cooperate with one another to promptly obtain all consents, approvals, authorizations and waivers of third parties, and make all filings with and send all notices to third parties, referenced in
     Section 2(c) or otherwise contemplated hereby which were not obtained as of the Closing Date.

(f)  Employee Matters.

          (i) Effective as of 12:01 a.m., EST, on the Closing Date, the employment by the Company of those employees identified in Section 6(f) of the Disclosure Schedule, shall terminate and such employees shall cease to participate in any Employee Benefit Plans maintained by or for the benefit of the Company or its employees, and Newco shall be deemed to have offered employment to each individual whose employment was so terminated (the "Business Employees"), effective at 12:01 a.m., EST, on the Closing Date or, in the case of a Business Employee not actively at work on the Closing Date on account of a disability, on the day such employee reports for work after termination of such disability upon substantially the same terms and conditions with substantially the same duties and responsibilities and at substantially the same rate of pay as in effect on the Closing Date while such individuals were employed by the Company.

          (ii) Newco agrees that effective as of 12:01 a.m., EST, on the Closing Date, all Business Employees who shall commence employment with Newco ("Transferred Employees") shall be entitled to, and be provided with, any employee benefit or entitlement required by applicable law.

          (iii) The Parties agree that (A) Newco shall not be obligated to assume, continue or maintain any of the Employee Benefit Plans nor shall Newco be obligated to assume or recognize any years of service the Transferred Employee has accrued with the Company; (B) no assets or liabilities of the Employee Benefit Plans shall be transferred to, or assumed by, Newco or Newco's benefit plans; and (C) the Company shall be responsible solely for funding and/or paying any benefits under any of the Employee Benefit Plans, including any termination or severance benefits and other employee entitlements accrued under such plans by or attributable to employees of the Company.

          (iv) Nothing in this Agreement, express or implied, shall confer upon any employee of the Company, or any representative of any such employee, any rights or remedies, including any right to employment or continued employment for any period, of any nature whatsoever.

(g) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him, her or it and his, her or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 9 below).

(h) Transition. Neither the Company nor the Shareholders will take any action that is designed or intended or could readily be expected to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with NTI or Newco after the Closing as it maintained with the Company prior to the Closing. The Shareholders and the Company will refer all customer inquiries relating to the businesses of the Company to Newco from and after the Closing.


(i) Independent Accountants. After the Closing, the Indemnifying Shareholders shall (i) use reasonable efforts to cause the Company's past and present independent auditors and accounting personnel to make available to NTI and Newco and their representatives all financial information, including the right to examine all working papers pertaining to audits or reviews previously or hereafter made by such auditors, and (ii) provide such cooperation as NTI and Newco and their representatives may request in connection with any audit or review of the Company that NTI and Newco may direct their representatives to make. Without limiting the generality of the foregoing, the Indemnifying Shareholders agrees that they will cooperate with, and cause the Company's past and present independent auditors, accounting personnel and other necessary Persons to cooperate with NTI and Newco in the preparation of any documents filed by NTI and Newco with the U.S. Securities and Exchange Commission (the "SEC") in connection with an offering of securities, to the extent information about the Company is required therein.

(j) Tax Matters. The Shareholders covenant and agree not to take any action, or fail to take any action, with respect to Taxes, that would have an adverse effect on NTI or Newco on or after the Closing Date, including, without limitation, amending or otherwise supplementing any Tax Return or report of the Company with respect to any period prior to the Closing Date without NTI and Newco. If any taxing authority conducts any audit or investigation relating to the Company prior to the Closing Date, NTI or Newco may, in their sole election, have the right to supervise such audit or investigation and provide any response required in connection therewith. The Shareholders and the Company shall pay all Taxes which arise by virtue of the transfer of the Purchased Assets and the transactions contemplated hereby.

(k) Audited Financial Statements. The Indemnifying Shareholders shall cause the Company and the Company's auditors to cooperate with NTI or Newco's auditors in the preparation of audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow, including the audit report thereon as of and for such periods as NTI or Newco may request.

(l) Satisfaction of Obligations. On the Closing Date, the Shareholders shall cause the Company to, and the Company shall, satisfy, in accordance with their terms (and whether or not then due) and without discount, defense or offset, all Liabilities of the Company relating to the Purchased Assets, other than the Assumed Liabilities.

(m) Investigations; Notices. The representations, warranties and covenants set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties and covenants were made. No representation, warranty, covenant or agreement herein shall limit the generality of any other representation, warranty, covenant or agreement.

(n)  Restrictive Covenants.

          (i) Each of the Shareholders, other than the Indemnifying Shareholders (the "Restricted Shareholders"), and the Company acknowledge that in order to assure NTI and Newco that NTI and Newco will retain the value of the Purchased Assets as a "going concern," the Restricted Shareholders and the Company agree not to utilize their special knowledge of the business of the Company and their relationships with customers, suppliers and others to compete with NTI and Newco. For a period of five years beginning on the Closing Date, the Restricted Shareholders and the Company shall not engage or have an interest, anywhere in Taiwan or any other geographic area where NTI or Newco does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner, stockholder, or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or similar to that engaged in by the Company, NTI or Newco as of the Closing Date provided, however, that the Company may enter into one business transaction per year with the prior written consent of Newco for the sole purpose of maintaining the Company's corporate registration. During the same period, the Restricted Shareholders and the Company shall not, and shall not permit any of its or his or her employees, agents or others under its or his or her control to, directly or indirectly, on behalf of any of them or any other Person, other than NTI or Newco, (A) call upon, accept business from, or solicit the business of any Person who is, or who had been at any time during the preceding two years, a customer of the Company, NTI or Newco or any successor to the business of the Company, NTI or Newco or otherwise divert or attempt to divert any business from the Company, NTI or Newco or any such successor, provided, however, that the Shareholders may cause the Company to, and the Company may furnish replacement products to the Company's former customers for the sole purpose of fulfilling the Company's product warranty obligations to such former customers, if any or (B) recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company, NTI or Newco, or any person that NTI, Newco or any successor thereto placed (or was a candidate or applicant for placement) for employment or engagement with any of its clients, customers or other Persons to terminate his or her employment or other relationship with the Company, NTI or Newco or such successor, or any Person with whom such person has been placed for employment or engagement), or hire any person who has left the employ of the Company, NTI or Newco or any such successor or any Person with whom such Person was placed for employment or engagement during the preceding two years. The Shareholders and the Company shall not at any time, directly or indirectly, use or purport to authorize any Person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used currently or in the past by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of NTI or Newco. The ownership or control of up to five percent of the outstanding voting securities or securities of any class of a company with a class of securities which are publicly traded shall not be deemed to be a violation of the provisions of this Section. The obligations of the Restricted Shareholders and the Company hereunder shall be joint and several. The Parties understand and acknowledge that Johan Olstenius shall be subject to the restrictive covenants set forth in the Employment Agreement and Li-Chen Liu shall be subject to the restrictive covenants set forth in the Noncompetition Agreement.

          (ii) The Company and the Restricted Shareholders acknowledge that the Intellectual Property and all other confidential or proprietary information with respect to the business and operations of the Company and with respect to the Purchased Assets are valuable, special and unique. The Company and the Restricted Shareholders shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, other than NTI or Newco, or use or purport to authorize any Person to use any confidential or proprietary information with respect to the Company, the Purchased Assets, NTI or Newco, whether or not for their own benefit, without the prior written consent of NTI or Newco, including without limitation, information as to the financial condition, results of operations, customers, strategic partners, job applicants, job candidates, persons placed for employment or engagement, suppliers, products, products under development, services, inventions, sources, leads or methods of obtaining new products or business, Intellectual Property, pricing methods or formulas, cost of supplies, marketing strategies or any other information relating to the Company, the Purchased Assets, NTI and Newco which could reasonably be regarded as confidential, but not including information which is or shall become generally available to the public other than as a result of an unauthorized disclosure by the Restricted Shareholders or the Company or a Person to whom the Restricted Shareholders or the Company has provided such information. The Shareholders and the Company acknowledge that NTI and Newco would not enter into this Agreement without the assurance that all such confidential and/or proprietary information will be used for the exclusive benefit of Newco.

          (iii) The restrictions set forth in this Section 6(n) are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of NTI and Newco and the Purchased Assets. The Parties acknowledge that NTI and Newco would be irreparably harmed and that monetary damages would not provide an adequate remedy to NTI and Newco in the event the covenants contained in this Section 6(n) were not complied with in accordance with their terms. Accordingly, the Shareholders and the Company agree that any breach or threatened breach by any of them of any provision of this Section 6(n) shall entitle NTI and Newco to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies which may be available to them, and that they shall be entitled to receive from the Shareholders and the Company reimbursement for all attorneys' fees and expenses incurred by NTI and Newco in enforcing these provisions. In addition to its other rights and remedies, NTI and Newco shall have the right to require the Shareholders or the Company, if either breaches any of the covenants contained in this
     Section 6(n) to account for and pay over to NTI and Newco, as the case may be, all compensation, profits, money, accruals and other benefits derived or received, directly or indirectly, by such party from the action constituting such breach. If the Shareholders or the Company breaches the covenant set forth in this Section 6(n), the running of the five-year period described therein shall be tolled for so long as such breach continues. It is the desire and intent of the parties that the provisions of this Section 6(n) be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provisions of this Section 6(n) relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section 6(n) other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

(o) Product Specifications. Within sixty (60) days of the date hereof, the Company agrees that all of the inventory listed on Section 2(a) of the Disclosure Schedule will have been completed to the satisfaction of NTI and Newco and shall comply with the specifications set forth in Exhibit H hereto.

7. Conditions Precedent to Closing.

(a) Conditions Precedent to the Obligations of NTI and Newco. The obligations of NTI and Newco to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

          (i) The representations and warranties of the Shareholders and the Company contained in this Agreement and in any certificate or other document delivered pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

          (ii) All of the terms, covenants and conditions of this Agreement to be performed or complied with by the Shareholders and the Company on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

          (iii) There shall not have occurred any Material Adverse Effect.

          (iv) The Shareholders and the Company shall have obtained all authorizations, waivers, consents and approvals of, and made all filings, applications and notices with, Persons which are necessary or advisable to consummate the transactions contemplated by this Agreement, each of which shall have been obtained without the imposition of any adverse term or condition.

          (v) NTI and Newco shall have received from legal counsel to the Shareholders and the Company, an opinion letter, dated the Closing Date, in a form reasonably satisfactory to NTI and Newco.

          (vi) The Shareholders and the Company shall have delivered to Newco a certificate executed by an officer of the Company, dated the Closing Date, certifying in such detail as Newco may reasonably request, that the conditions specified in Sections 6(a)(i), (ii), (iii), (iv), (viii) and
     (ix) have been fulfilled.

          (vii) Johan Olstenius, Stuart Campbell and Fahim Ahmed shall have executed and delivered to Newco the Employment Agreements, the Stock Option Agreements and the Subscription Agreements.

          (viii) Li-Chen Liu shall have executed and delivered to NTI the Noncompetition Agreement.

          (ix) All authorizations, approvals, waivers, consents, filings, applications and notices required by governmental authorities for the consummation of the transactions contemplated by this Agreement, including without limitation, authorizations under the laws of the ROC governing foreign investment for Newco to establish a branch office in the ROC and/or which are reasonably necessary for the operation of the Purchased Assets on a going concern basis consistent with past practices shall have been made or obtained; and all of such items shall have been obtained without the imposition of any term or condition which would adversely affect NTI, Newco or the Purchased Assets.

          (x) No litigation, arbitration or other proceeding shall be pending or, to the Knowledge of the Parties, threatened by or before any court, arbitration panel or governmental authority; no law or regulation shall have been enacted after the date of this Agreement; and no judicial or administrative decision shall have been rendered; in each case, which enjoins, prohibits or materially restricts, or seeks to enjoin, prohibit or materially restrict, the consummation of the transactions contemplated by this Agreement or the operation of the Purchased Assets on a going concern basis by Newco.

          (xi) Copies of the Articles of Incorporation of the Company certified as of a recent date by the appropriate governmental agency of the jurisdiction of the Company's incorporation and copies of the by-laws of the Company certified on the Closing Date by the Secretary or an Assistant Secretary of the Company shall have been delivered to Newco.

          (xii) Incumbency and specimen signature certificates, dated the Closing Date, with respect to the officers of the Company executing this Agreement shall have been executed and delivered to Newco.

          (xiii) Copies of the resolutions of the Board of Directors of the Company authorizing the execution and performance of this Agreement and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of the Company, as of the Closing Date, shall have been delivered to Newco.

          (xiv) Certificates of title with respect to any of the Purchased Assets for which a certificate of title is required in order to transfer title shall have been executed and delivered to Newco; and documents necessary to transfer all trade names included in the Purchased Assets shall have been executed and delivered to Newco.

          (xv) The Shareholders and the Company shall have delivered to Newco such other bills of sale, assignments and other instruments of transfer or conveyance as Newco may reasonably request or as may be otherwise necessary or required by the governmental authorities in Taiwan, to evidence and effect the sale, assignment, transfer, conveyance and delivery of the Purchased Assets to Newco.

(b) Conditions Precedent to the Obligations of the Company and the Shareholders. The obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

          (i) The representations and warranties of NTI and Newco contained in this Agreement or in any certificate or other document delivered pursuant to this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true and correct in all respects) as of the Closing Date with the same force and effect as though made on and as of such date.

          (ii) All of the terms, covenants and conditions of this Agreement to be performed or complied with by NTI or Newco on or prior to the Closing Date shall have been duly performed or complied with in all material respects.

          (iii) NTI and Newco shall have delivered to the Company a certificate executed by an officer thereof, dated the Closing Date, certifying in such detail as the Company may reasonably request, that the conditions specified in Sections 7(b)(i) and (ii) above have been fulfilled.

          (iv) The Consideration, including the Deposit, shall have been delivered to the Company.

          (v) Copies of the Articles or Certificate of Incorporation of NTI and Newco certified as of a recent date by the Secretary of State of the state of its incorporation, and copies of the by-laws of NTI and Newco, certified on the Closing Date, by the Secretary or an Assistant Secretary of NTI and Newco, respectively, shall have been delivered to the Company.

          (vi) Certificates of good standing of NTI and Newco issued as of a recent date by the Secretary of State of its state of incorporation shall have been delivered to the Company.

          (vii)  Newco  shall  have  executed  and   delivered  the   Employment
     Agreements.

          (viii) NTI shall have executed and delivered the Stock Option Agreements, the Subscription Agreements and the Noncompetition Agreement.

          (ix) Incumbency and specimen signature certificates, dated the Closing Date, with respect to the officers of NTI and Newco executing this Agreement shall have been delivered to the Company.

          (x) Copies of the resolutions of Board of Directors of NTI and Newco authorizing the execution and performance of this Agreement and the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of NTI and Newco, as of the Closing Date, shall have been delivered by the Company.

          (xi) An opinion Akerman, Senterfitt & Eidson, P.A., counsel to NTI and Newco, dated the Closing Date, in a form reasonably satisfactory to the Company.

8. Closing.

All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The Company and the Shareholders are taking all steps and actions as Newco may reasonably request or as may otherwise be necessary to put Newco in actual possession or control of the Purchased Assets.

9. Remedies for Breaches of this Agreement.

(a) Survival of Representations and Warranties. The Parties agree that the (i) the representations and warranties contained in Sections 4(i), 4(k), 4(v) and 4(x) (collectively, the "Transaction Representations and Warranties") shall survive the Closing until 30 days after the expiration of the statute of limitations applicable thereto, and (ii) all of the remaining representations, warranties, covenants and agreements of the Parties contained in this Agreement or in any certificate, document, instrument or agreement delivered pursuant to this Agreement shall survive the Closing hereunder and continue in full force and effect thereafter for a period of five years.

(b) Indemnification by the Company and the Shareholders. The Company and the Indemnifying Shareholders agree, jointly and severally, to indemnify and hold harmless NTI and Newco and their respective directors, officers, employees and agents from, against and in respect of, the full amount of any and all Adverse Consequences, arising from, in connection with, or incident to:

          (i) any breach, inaccuracy or violation of (or any third party allegation of any breach, inaccuracy or violation of) any of the representations, warranties, covenants or agreements of the Company or the Shareholders contained in this Agreement, any schedule or exhibit to this Agreement or in any document, agreement or certificate delivered by any of them at or prior to the Closing;

          (ii) any and all claims arising out of, relating to, resulting from or caused (whether in whole or in part) by any transaction, status, event, condition, occurrence, or situation in any way relating to any of the Purchased Assets, the Company or the conduct of its business arising or occurring in whole or in part on or prior to the Closing Date without regard to whether such claims exist on the Closing Date or arise at any time thereafter;

          (iii) any and all claims arising from, as a result of, or with respect to any and all obligations or liabilities of the Company, whether known or unknown, asserted or unasserted, absolute, contingent or otherwise, not expressly included in the Assumed Liabilities (including, but not limited to, all losses and liabilities arising by reason of the Company's failure to satisfy and discharge, as same become due);

          (iv) as a result of, arising from or in connection with any and all loss or liability, including the costs and expenses of prosecution or defense incurred by NTI and Newco as a consequence of any litigation currently pending (A) against the Company, (B) relating to the Purchased Assets, or (C) relating to the Assumed Liabilities;

          (v) any and all Taxes, due or claimed to be due (including, without limitation, Taxes on properties, income, franchises, licenses, sales, services and payrolls) by any federal, state, local and foreign authorities applicable to the Purchased Assets or the Company in respect of or attributable to any and all taxable periods or portions thereof ending on or before the Closing Date, or which arise by virtue of the transfer of the Purchased Assets and the transactions contemplated hereby;

          (vi) the activities or Liabilities of any entity which at any time has been owned, in whole or in part, by the Company; and

          (vii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

Notwithstanding anything contained herein to the contrary, in no event shall the Company or the Indemnifying Shareholders have liability for any breach of the representations and warranties in excess of US$2,850,000, except that no maximum liability shall apply for any breach that resulted from intentional misrepresentation equivalent to fraud.

(c) Indemnification by Newco. Newco agrees to indemnify and hold harmless the Company and the Indemnifying Shareholders from, against and in respect of, the full amount of any and all Adverse Consequences arising from, in connection with, or incident to:

          (i) any breach, inaccuracy or violation of (or any third party allegation of any breach, inaccuracy or violation of) any of the representations, warranties, covenants or agreements of NTI or Newco contained in this Agreement, any schedule or exhibit to this Agreement or in any document or certificate delivered by NTI or Newco at or prior to the Closing; and

          (ii) any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

(d)  Matters Involving Third Parties.

          (i) If any third party shall notify any party entitled to indemnification hereunder (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9 then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is materially prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party is responsible for and will fully indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, (E) the named parties to the Third Party Claim do not include both the Indemnified Party and the Indemnifying Party, and (F) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 9(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) each Indemnifying Party will remain responsible for any Adverse

     Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

(e) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the discount rate) in determining Adverse Consequences for purposes of this Section 9. All indemnification payments under this Section 9 shall be deemed adjustments to the Consideration.

(f) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Company and the Indemnifying Shareholders, or the transactions contemplated by this Agreement.

10. Termination.

(a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

          (i) NTI, Newco, the Company and the Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) NTI and Newco may terminate this Agreement by giving written notice to the Shareholders and the Company at any time prior to the Closing
     (A) in the event any Shareholders or the Company has breached any representation, warranty, or covenant contained in this Agreement in any material respect, NTI and Newco have notified the Company of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach; (B) if the Closing shall not have occurred on or before March 13, 2000 (or such later date as may be mutually agreed to by the Parties) by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from NTI and Newco breaching any representation, warranty, or covenant contained in this Agreement); (C) pursuant to Section 6(b); or (D) pursuant to Section 6(c); and

          (iii) The Shareholders and the Company may terminate this Agreement by giving written notice to NTI and Newco at any time prior to the Closing (A) in the event NTI and Newco have breached any representation, warranty or covenant contained in this Agreement in any material respect, the Shareholders and the Company have notified NTI and Newco of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach; (B) if the Closing shall not have occurred on or before March 13, 2000 or such later date as may be mutually agreed to by the Parties) by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Shareholders and the Company breaching any representation, warranty, or covenant contained in this Agreement); or (C) if after the occurrence of an event, the NTI Common Stock ceases to be listed on The American Stock Exchange or the SEC issues a stop order or other suspension of effectiveness of a registration statement filed by NTI.

(b)  Effect of Termination.  If any Party terminates this Agreement  pursuant to
     Section 11(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach). No termination of this Agreement shall relieve any party for its breach or violation of this Agreement.

11. Miscellaneous.

(a) Telecopied Signatures. Any telecopied signature shall be deemed a manually executed original.

(b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their Shareholders and their respective successors and permitted assignee and the Indemnified Parties referred to in Section 9 hereof.

(c) Entire Agreement. This Agreement, the Escrow Agreement and the Stock Escrow Agreement (including the documents referred to herein and therein) constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to subject matter hereof.

(d) Succession and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assignee. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided, however, that NTI or Newco may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases NTI or Newco nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (iii) without the approval of the Company or the Shareholders assign its rights and interests hereunder to its lenders (and any agent for the lenders), and the Parties consent to any exercise by such lenders (and such agents) of their rights and remedies with respect to such collateral.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f)  Headings. The section headings contained in this Agreement are inserted for
     convenience   only  and  shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement.

(g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by overnight delivery service and addressed to the intended recipient as set forth below:

If to the Company:

OneofUs Company Limited
4F-1, No. 49, Sec. 3
Ho-Ping East Rd.
Ta-An District
Taipei 106
Taiwan R.O.C.
Attn: Johan Olstenius

If to NTI:

nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, FL 33417
Attn: H. Irwin Levy

  Copy to:

  Akerman Senterfitt & Eidson, P.A.
  Las Olas Centre, Suite 950
  450 East Las Olas Boulevard
  Ft. Lauderdale, Florida 33301
  Attn:  Donn A. Beloff, Esq.

If to Newco:

nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, FL 33417
Attn: H. Irwin Levy


  Copy to:

  Akerman Senterfitt & Eidson, P.A.
  Las Olas Centre, Suite 950
  450 East Las Olas Boulevard
  Ft. Lauderdale, Florida 33301
  Attn:  Donn A. Beloff, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

(i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(k) Expenses. Each of the Parties will bear his or her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(l) Construction. The Parties have participated jointly in the negotiation of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

(m) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, Schedules and Certificates identified in this Agreement are incorporated herein by reference and made a part hereof.

(n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

(o) Submission to Jurisdiction. Each of the Parties submits to the exclusive jurisdiction of any state or federal court sitting in Palm Beach County, Florida, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9(g) above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

(p) Prevailing Party. In any action or proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and costs from the other party to the action or proceeding.

(q) Public Announcements. Except as otherwise required by law, neither the Shareholders nor the Company nor any of their representatives will issue any press release or make any other public announcement relating to, connected with or arising out of this Agreement or the transactions contemplated herein, including the existence and terms of this Agreement, without obtaining the prior approval of NTI to the contents and the manner of presentation and publication thereof.

(r) WAIVER OF JURY TRIAL. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
                                     ******

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

 nSTOR TECHNOLOGIES, INC.

By:   /S/ Jack Jaiven
Name:  Jack Jaiven
Title: Vice President


nSTOR TAIWAN, INC.

By:   /S/  Jack Jaiven
Name:  Jack Jaiven
Title: Vice President


ONEOFUS COMPANY LIMITED

By:   /S/  Johan Olstenius
Name:  Johan Olstenius
Title: President


SHAREHOLDERS:

/S/ Johan Olstenius
Johan Olstenius

/S/ Li-Chen Liu
Li-Chen Liu

/S/ Ching-Long Wu
Ching-Long Wu

/S/ Kuo-Chung Liu
Kuo-Chung Liu

/S/ Wu-Shin Liu
Wu-Shin Liu